Exhibit 99.1

The Shyft Group Reports Fourth Quarter and Full-Year 2023 Results

●	Generated free cash flow of $36 million in the year; improvement of $75 million year-over-year
●	Delivered record profitability in Specialty Vehicles business
●	Introduces 2024 outlook with sales of $850 to $900 million and adjusted EBITDA of $40 to $50 million

Novi, Mich., February 22, 2024 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the fourth quarter and full-year ending December 31, 2023.

Fourth Quarter 2023 Financial Highlights

For the fourth quarter of 2023 compared to the fourth quarter of 2022:

●	Sales of $202.3 million, a decrease of $99.7 million, or 33.0%, from $302.0 million
●	Net loss of $4.4 million, or ($0.13) per share, compared to net income of $17.8 million, or $0.50 per share
●

Adjusted EBITDA of $2.3 million, or 1.1% of sales, a decrease of $28.4 million, from $30.7 million, or 10.2% of sales; Results include $9.3 million of EV program related costs versus $7.6 million in the prior year

●	Adjusted net loss of $0.9 million, or ($0.03) per share, compared to adjusted net income of $20.5 million, or $0.58 per share in the fourth quarter of 2022
●	Consolidated backlog of $409.3 million as of December 31, 2023, down $423.4 million, or 50.9%, compared to $832.7 million as of December 31, 2022

Full-Year 2023 Financial Highlights

For the full-year 2023 compared to the full-year 2022:

●	Sales of $872.2 million, a decrease of $155.0 million, or 15.1%, from $1.0 billion
●	Net income of $6.5 million, or $0.19 per share, compared to $36.6 million, or $1.03 per share; Current year reflects an effective income tax benefit of $5.8 million
●

Adjusted EBITDA of $40.0 million, or 4.6% of sales, a decrease of $30.8 million, from $70.8 million, or 6.9% of sales; Results include $32.6 million of EV program related costs versus $26.9 million in the prior year

●	Adjusted net income of $18.7 million, or $0.54 per share, compared to adjusted net income of $44.5 million, or $1.25 per share in 2022

“We drove positive cash generation by remaining focused on the operational levers within our control,” said John Dunn, President and CEO. “Our Specialty Vehicles business delivered strong overall profitability driven by robust demand for our vocational work trucks. While Fleet Vehicles and Services performance was underwhelming due to lower customer demand, the leadership team is responding with decisive commercial and operational actions to improve profitability.”

Fourth Quarter 2023 Business Segment Financial Highlights

Fleet Vehicles and Services (FVS)

●	Sales were $119.0 million for the fourth quarter of 2023, down 44.1%, or $94.0 million year over year
●	Adjusted EBITDA for the fourth quarter of 2023 of ($2.6) million, or (2.2)% of sales, a decrease of $30.3 million, from $27.7 million, or 13.0% of sales, a year ago
●	Segment backlog was $325.0 million as of December 31, 2023, down 55.9% compared to $736.7 million as of December 31, 2022

Specialty Vehicles (SV)

●	Sales were $83.4 million for the fourth quarter of 2023, a decrease of $9.8 million, or 10.6%, from $93.2 million a year ago
●	Adjusted EBITDA for the fourth quarter of 2023 was $19.0 million, or 22.8% of sales, an increase of $3.1 million, or 19.3%, from $15.9 million, or 17.1% of sales, a year ago
●	Segment backlog was $84.3 million as of December 31, 2023, down 12.2% compared to $96.0 million as of December 31, 2022

2024 Financial Outlook

“Looking ahead, the challenging demand environment for parcel and motorhome is expected to continue in the first half of 2024,” said Jon Douyard, Chief Financial Officer. “Our team remains focused on delivering improved financial performance and generating cash flow, while maintaining investment for future growth initiatives, including our Blue Arc EV program.”

Guidance for full-year 2024, notwithstanding further changes in the operating environment, is as follows:

●	Sales to be in the range of $850 million to $900 million; Assumes no Blue Arc EV revenue
●	Adjusted EBITDA of $40 to $50 million, including EV spending of $20 to $25 million
●	Net income of $2.5 to $10.5 million, with an income tax rate of approximately 20%
●	Earnings per share of $0.07 to $0.30
●	Adjusted earnings per share of $0.28 to $0.51
●	Capital expenditures of approximately $20 to 25 million
●	Free cash flow of $25 to $35 million

“We will actively manage and navigate a highly dynamic demand environment in 2024, while getting Blue Arc into production later this year,” said Dunn. “Shyft has a strong core business, and the team is implementing the framework to return the company to historic profitability levels. We are strengthening the leadership team, driving operational execution, and deepening our commercial capabilities to deliver long-term shareholder value.”

Conference Call and Webcast Information

The Shyft Group will host a conference call at 8:30 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: https://theshyftgroup.com/investor-relations/webcasts/

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10179224

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Red Diamond™ Aftermarket Solutions, and Builtmore Contract Manufacturing™. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,000 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Maine, Michigan, Missouri, Pennsylvania, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $872 million in 2023. Learn more at TheShyftGroup.com.

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2024 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACTS

MEDIA

Sydney Lepora

Director, Corporate Communications

Sydney.Lepora@theshyftgroup.com

586.413.4112

INVESTORS

Randy Wilson

Vice President, Investor Relations and Treasury

Randy.Wilson@theshyftgroup.com

248.727.3755

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$9,957	$11,548
Accounts receivable, less allowance of $276 and $246	79,573	115,742
Contract assets	50,305	86,993
Inventories	105,135	100,161
Other receivables – chassis pool agreements	34,496	19,544
Other current assets	7,462	11,779
Total current assets	286,928	345,767
Property, plant and equipment, net	83,437	70,753
Right of use assets – operating leases	45,827	53,386
Goodwill	48,880	48,880
Intangible assets, net	45,268	49,078
Net deferred tax assets	17,300	10,390
Other assets	2,409	2,227
TOTAL ASSETS	$530,049	$580,481

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$99,855	$124,309
Accrued warranty	7,231	7,161
Accrued compensation and related taxes	13,526	14,434
Contract liabilities	4,756	5,255
Operating lease liability	10,817	10,888
Other current liabilities and accrued expenses	11,965	19,452
Short-term debt – chassis pool agreements	34,496	19,544
Current portion of long-term debt	185	189
Total current liabilities	182,831	201,232
Other non-current liabilities	8,184	10,033
Long-term operating lease liability	36,724	44,256
Long-term debt, less current portion	50,144	56,266
Total liabilities	277,883	311,787
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value: 80,000 shares authorized; 34,303 and 35,066 outstanding	93,705	92,982
Retained earnings	158,461	175,611
Total Shyft Group, Inc. shareholders’ equity	252,166	268,593
Non-controlling interest	-	101
Total shareholders' equity	252,166	268,694
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$530,049	$580,481

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Sales	$202,333	$302,011	$872,198	$1,027,164
Cost of products sold	174,421	243,723	721,840	846,731
Gross profit	27,912	58,288	150,358	180,433

Operating expenses:
Research and development	7,121	5,783	25,185	25,324
Selling, general and administrative	28,442	29,155	118,420	107,600
Total operating expenses	35,563	34,938	143,605	132,924

Operating income (loss)	(7,651)	23,350	6,753	47,509

Other income (expense)
Interest expense	(1,830)	(1,079)	(6,527)	(2,833)
Other income (expense)	261	(408)	470	(750)
Total other expense	(1,569)	(1,487)	(6,057)	(3,583)

Income before income taxes	(9,220)	21,863	696	43,926
Income tax expense (benefit)	(4,803)	4,022	(5,768)	7,368
Net income (loss)	(4,417)	17,841	6,464	36,558
Less: net (loss) attributable to non-controlling interest	-	-	(32)	-

Net income (loss) attributable to The Shyft Group Inc.	$(4,417)	$17,841	$6,496	$36,558

Basic earnings (loss) per share	$(0.13)	$0.51	$0.19	$1.04
Diluted earnings (loss) per share	$(0.13)	$0.50	$0.19	$1.03

Basic weighted average common shares outstanding	34,298	35,067	34,721	35,073
Diluted weighted average common shares outstanding	34,298	35,443	34,861	35,494

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, except par value)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$6,464	$36,558
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	16,953	14,774
Non-cash stock based compensation expense	7,834	7,619
Deferred income taxes	(6,911)	(5,510)
Loss on disposal of assets	389	826
Changes in accounts receivable and contract assets	72,857	(93,989)
Changes in inventories	(4,975)	(32,977)
Changes in accounts payable	(27,963)	41,302
Changes in accrued compensation and related taxes	(908)	(4,630)
Changes in accrued warranty	70	1,186
Changes in other assets and liabilities	(7,566)	15,998
Net cash provided by (used in) operating activities	56,244	(18,843)

Cash flows from investing activities:
Purchases of property, plant and equipment	(20,733)	(20,564)
Proceeds from sale of property, plant and equipment	119	148
Acquisition of business, net of cash acquired	(500)	-
Net cash used in investing activities	(21,114)	(20,416)

Cash flows from financing activities:
Proceeds from long-term debt	132,500	145,000
Payments on long-term debt	(138,500)	(89,000)
Payments of dividends	(7,109)	(7,148)
Purchase and retirement of common stock	(19,083)	(26,789)
Exercise and vesting of stock incentive awards	(4,460)	(8,414)
Distribution to non-controlling interest owner	(69)	-
Net cash provided by (used in) financing activities	(36,721)	13,649

Net decrease in cash and cash equivalents	(1,591)	(25,610)
Cash and cash equivalents at beginning of period	11,548	37,158
Cash and cash equivalents at end of period	$9,957	$11,548

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended December 31, 2023 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$106,011	$-	$-	$106,011
Motorhome chassis sales	-	26,304	-	26,304
Other specialty vehicles sales	-	52,528	(3)	52,525
Aftermarket parts and accessories sales	12,952	4,541	-	17,493
Total Sales	$118,963	$83,373	$(3)	$202,333

Adjusted EBITDA	$(2,592)	$18,979	$(14,062)	$2,325

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended December 31, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$202,257	$-	$-	$202,257
Motorhome chassis sales	-	37,030	-	37,030
Other specialty vehicles sales	-	51,562	(4,148)	47,414
Aftermarket parts and accessories sales	10,658	4,652	-	15,310
Total Sales	$212,915	$93,244	$(4,148)	$302,011

Adjusted EBITDA	$27,704	$15,905	$(12,924)	$30,685

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Year Ended December 31, 2023 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$487,072	$-	$-	$487,072
Motorhome chassis sales	-	104,882	-	104,882
Other specialty vehicles sales	-	209,434	(4,183)	205,251
Aftermarket parts and accessories sales	54,566	20,427	-	74,993
Total Sales	$541,638	$334,743	$(4,183)	$872,198

Adjusted EBITDA	$30,326	$66,186	$(56,544)	$39,968

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Year Ended December 31, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$605,253	$-	$-	$605,253
Motorhome chassis sales	-	175,030	-	175,030
Other specialty vehicles sales	-	191,882	(6,483)	185,399
Aftermarket parts and accessories sales	41,750	19,732	-	61,482
Total Sales	$647,003	$386,644	$(6,483)	$1,027,164

Adjusted EBITDA	$65,719	$54,413	$(49,339)	$70,793

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Dec. 31, 2023	Sept. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Fleet Vehicles and Services	$325,003	$383,448	$437,802	$584,933	$736,690
Specialty Vehicles	84,269	80,983	72,402	82,478	96,023
Total Backlog	$409,272	$464,431	$510,204	$667,411	$832,713

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, adjusted earnings per share, and free cash flow each of which is a non-GAAP financial measure.

We define Adjusted EBITDA as income before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

We define free cash flow as Net cash provided by (used in) operating activities less purchases of property, plant and equipment and add proceeds from sale of property, plant and equipment. We believe this measure of free cash flow provides management and investors further useful information on cash generation or use in our operations.

We believe that the presentation of these non-GAAP measures, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,					Twelve Months Ended December 31,
The Shyft Group, Inc.	2023	% of sales		2022	% of sales	2023	% of sales	2022	% of sales
Net income (loss)	$(4,417)	(2.2%	)	$17,841	5.9%	$6,464	0.7%	$36,558	3.6%
Net loss attributable to non-controlling interest	-			-		32		-
Add (subtract):
Restructuring and other related charges	368			243		1,741		757
Acquisition related expenses and adjustments	-			84		440		884
Non-cash stock-based compensation expense	2,647			2,697		7,834		7,619
CEO transition	107			-		2,629		-
Loss from write-off of assets	1,872			-		1,872		-
Legacy legal matters	-			-		956		-
Non-recurring professional fees	128			-		288		-
Tax effect of adjustments	(1,636)			(371)		(3,565)		(1,348)
Adjusted net income (loss)	$(931)	(0.5%	)	$20,494	6.8%	$18,691	2.1%	$44,470	4.3%

Net income (loss)	$(4,417)	(2.2%	)	$17,841	5.9%	$6,464	0.7%	$36,558	3.6%
Net loss attributable to non-controlling interest	-			-		32		-
Add (subtract):
Depreciation and amortization	4,593			4,719		16,953		14,774
Taxes on income	(4,803)			4,022		(5,768)		7,368
Interest expense	1,830			1,079		6,527		2,833
EBITDA	$(2,797)	(1.4%	)	$27,661	9.2%	$24,208	2.8%	$61,533	6.0%

Add (subtract):
Restructuring and other related charges	368			243		1,741		757
Acquisition related expenses and adjustments	-			84		440		884
Non-cash stock-based compensation expense	2,647			2,697		7,834		7,619
CEO transition	107			-		2,629		-
Loss from write-off of assets	1,872			-		1,872		-
Legacy legal matters	-			-		956		-
Non-recurring professional fees	128			-		288		-
Adjusted EBITDA	$2,325	1.1%		$30,685	10.2%	$39,968	4.6%	$70,793	6.9%

Diluted net earnings (loss) per share	$(0.13)			$0.50		$0.19		$1.03
Add (subtract):
Restructuring and other related charges	0.01			0.01		0.05		0.02
Acquisition related expenses and adjustments	-			-		0.01		0.02
Non-cash stock-based compensation expense	0.08			0.08		0.22		0.21
CEO transition	-			-		0.08		-
Loss from write-off of assets	0.05			-		0.05		-
Legacy legal matters	-			-		0.03		-
Non-recurring professional fees	-			-		0.01		-
Tax effect of adjustments	(0.04)			(0.01)		(0.10)		(0.03)
Adjusted diluted net earnings (loss) per share	$(0.03)			$0.58		$0.54		$1.25

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands)

(Unaudited)

	Year Ended December 31,
The Shyft Group, Inc.	2023	2022
Net cash provided by operating activities	$56,244	$(18,843)
Purchases of property, plant and equipment	(20,733)	(20,564)
Proceeds from sale of property, plant and equipment	119	148
Free cash flow	$35,630	$(39,259)

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Outlook
	Year Ended December 31, 2024
The Shyft Group, Inc.	Low	Mid	High
Net income	$2,479	$6,481	$10,483
Add:
Depreciation and amortization	21,000	21,000	21,000
Interest expense	7,000	7,000	7,000
Taxes	621	1,619	2,617
EBITDA	$31,100	$36,100	$41,100
Add:
Non-cash stock-based compensation and other charges	8,900	8,900	8,900
Adjusted EBITDA	$40,000	$45,000	$50,000

Earnings per share	$0.07	$0.19	$0.30
Add:
Non-cash stock-based compensation and other charges	0.26	0.26	0.26
Less: tax effect of adjustments	(0.05)	(0.05)	(0.05)
Adjusted earnings per share	$0.28	$0.40	$0.51